                                                                    Exhibit 3.34



                       THE COMMONWEALTH OF MASSACHUSETTS

                           ARTICLES OF ORGANIZATION

                                 Incorporators

NAME                                                         POST OFFICE ADDRESS
----

Ann Patalano                               70 Pine Street, New York, N.Y.  10270

     The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

     The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

     1.   The name by which the corporation shall be known is:

                        LIBERTY TREE MALL WILSONS, INC.

     2.   The purpose for which the corporation is formed is as follows:

          To do any lawful business and to buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

     3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

     Class of Stock: Common
     Number of Shares (without par value):  100

     4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established: NONE

     5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows: NONE

     6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

          (a) The directors may make, amend or repeal the By-Laws of the corporation in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization or the By-Laws may be made, amended or repealed only by action by the stockholders.

          (b) Meetings of stockholders shall be held within the Commonwealth of Massachusetts or, as may be determined by the Board of Directors, elsewhere in the United States.

     7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

     8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

     9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

          (a) The post office address of the initial principal office of the corporation of Massachusetts is: c/o United States Corporation Company, One Court Street, Boston, Ma. 02108.

          (b) The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

NAME                             RESIDENCE                POST OFFICE ADDRESS
PRESIDENT:
Joel Waller                  16453 Oldham St.             11840 Olympic Blvd.
                             Encino, Ca.  91436           Los Angeles, Ca.  90064
TREASURER:
Mike Gallagher               2601 No. Keystone St.        11840 Olympic Blvd.
                             Burbank, Ca.  91504          Los Angeles, Ca.  90064
SECY/CLERK:
Delores Gilmore              18530 Hatteras, #229         11840 Olympic Blvd.
                             Tarzana, Ca.  91356          Los Angeles, Ca.  90064
DIRECTORS:
Joel Waller                  16453 Oldham St.             11840 Olympic Blvd.
                             Encino, Ca.  91436           Los Angeles, Ca.  90064
Richard T. O'Connell, Jr.    45 Browndale Place           3000 Westchester Ave.
                             Port Chester, NY  10573      Harrison, NY  10528
Richard L. Anderson          330 Upper Mountain Ave.      3000 Westchester Ave.
                             Upper Montclair, NJ  07043   Harrison, NY  10528

Arthur V. Richards           63 Kipp Street               3000 Westchester Ave.
                             Chapaqqua, NY  10514         Harrison, NY  10528
William C. Kingsford         1494 Pleasantville Rd.       3000 Westchester Ave.
                             Briarcliff Manor, NY  10510  Harrison, NY  10528

          (c) The date initially adopted on which the corporation's fiscal year ends is: December 31st

          (d) The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is: Last Thursday in March

          (e) The name and business address of the resident agent, if any, of the corporation is: c/o United States Corporation Company, One Court Street, Boston, Ma. 02108

     IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 21st day of June, 1984.

                                                /s/  Ann Patalano
                                               ---------------------------------
                                               Ann Patalano

                          FEDERAL IDENTIFICATION     FEDERAL IDENTIFICATION
                          No. See Exhibit A          No. 95-3931368
                              -------------              ----------

                       THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF MERGER
                   (General Laws, Chapter 156B, Section 78)


     Merger of the constituent corporations named on Exhibit A and Liberty Tree Mall Wilsons, Inc., the constituent corporations, into Liberty Tree Mall Wilsons, Inc., one of the constituent corporations.

     The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

     1. An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

     2. The effective date of the merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing: The close of business on August 3, 1996.

     3. The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:
Article 1 of said Articles of Organization has been amended to read in its entirety upon effectiveness of the merger as follows:

          1. The name by which the corporation shall be known is: Wilsons Leather of Massachusetts Inc.

     4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the surviving corporation.

          (a) The street address of the surviving corporation in Massachusetts is: c/o United States Corporation Company, 84 State St., Boston, MA 02109

          (b) The name, residential address, and post office address of each director and officer of the surviving corporation is:

NAME                        RESIDENTIAL ADDRESS               POST OFFICE ADDRESS
PRESIDENT:
David L. Rogers       2208 Huntington Point Road East.      400 Highway 169 S.
                      Wayzata, MN  55391                    St. Louis Park, MN  55426
TREASURER:
Douglas J. Treff      4230 Washburn Avenue South            400 Highway 169 S.
                      Minneapolis, MN  55410                St. Louis Park, MN  55426
CLERK:
Jonathan G. Halper    16204 Ice Circle Drive                2200 Norwest Center
                      Wayzata, MN  55391                    90 South Seventh Street
                                                            Minneapolis, MN  55402
DIRECTORS:
Joel N. Waller        1201 Yale Place, #1306                400 Highway 169 S.
                      Minneapolis, MN  55403                St. Louis Park, MN  55426
David L. Rogers       2208 Huntington Point Road East.      400 Highway 169 S.
                      Wayzata, MN  55391                    St. Louis Park, MN  55426

          (c) The fiscal year (i.e. tax year) of the surviving corporation shall end on the Saturday which is 26 weeks after the Saturday closest to January 31. (For administrative purposes of the MA Secretary of State only June 31)

          (d) The name and business address of the resident agent, if any, of the surviving corporation is: United States Corporation Company, 84 State St., Boston, MA 02109

          The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.


                                               /s/  David L. Rogers
                                              ---------------------------------
                                              President

                                               /s/  Jonathan G. Halper
                                              ----------------------------------
                                              Clerk

of Arsenal Wilsons, Inc. and of each of the constituent corporations named on Exhibit A


                                               /s/  David L. Rogers
                                              ----------------------------------
                                              President

                                               /s/  Jonathan G. Halper
                                              ----------------------------------
                                              Clerk


of Liberty Tree Mall Wilsons, Inc.

                                                                       Exhibit A


                    Non-Surviving Constituent Corporations

                        Name                          Federal Identification No.
                        ----                          --------------------------
Arsenal Wilsons, Inc.                                        95-3875097
Auburn Wilsons, Inc.                                         95-3874911
Braintree Tannery West, Inc.                                 36-3877147
Cambridge Galleria Wilsons, Inc.                             41-1672239
Eastfield Wilsons, Inc.                                      95-3874910
Emerald Square Wilsons, Inc.                                 95-4197961
Holyoke Wilsons, Inc.                                        95-3818757
Lanesborough Berkshire Mall Wilsons, Inc.                    06-1200721
Leominster Wilsons, Inc.                                     06-1108834
Natick Mall Wilsons, Inc.                                    95-3846580
North Dartmouth Wilsons, Inc.                                95-3818759
Northshore Wilsons, Inc.                                     41-1755008
Square One Wilsons, Inc.                                     04-3230274
Swansea Wilsons, Inc.                                        06-1101873

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156, Section 78.


 /s/ David L. Rogers                       , President
-------------------------------------------

 /s/ Jonathan G. Halper                    , Clerk
-------------------------------------------

of Auburn Wilsons, Inc., Braintree Tannery West, Inc., Cambridge Galleria Wilsons, Inc., Eastfield Wilsons, Inc., Emerald Square Wilsons, Inc., Holyoke Wilsons, Inc., Lanesborough Berkshire Mall Wilsons, Inc., Leominster Wilsons, Inc., Natick Mall Wilsons, Inc., North Dartmouth Wilsons, Inc., Northshore Wilsons, Inc., Square One Wilsons, Inc. and Swansea Wilsons, Inc.